Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)
Equitable Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(3)		(1)(2)	(1)(2)
	Equity	Preferred Stock, par value $1.00 per share(4)		(1)(2)	(1)(2)
	Equity	Common Stock, par value $0.01 per share(5)		(1)(2)	(1)(2)
	Equity	Depositary Shares(6)		(1)(2)	(1)(2)
	Other	Warrants(7)		(1)(2)	(1)(2)
	Other	Purchase Contracts(8)		(1)(2)	(1)(2)
	Other	Units(9)		(1)(2)	(1)(2)
	Unallocated (Universal Shelf)		Rule 457(o)	(1)(2)	(1)(2)	$700,000,000	$ 147.60 per million	$103,320 (10)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities(3)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Equity	Preferred Stock, par value $1.00 per share(4)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Equity	Common Stock, par value $0.01 per share(5)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Equity	Depositary Shares(6)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Other	Warrants(7)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Other	Purchase Contracts(8)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Other	Units(9)		(1)(2)	(1)(2)				S-3	333-268815	December 22, 2022
	Unallocated (Universal Shelf)		Rule 415(a)(6)	(1)(2)	(1)(2)	$ 100,000,000	$ 110.20 per million		S-3	333-268815	December 22, 2022	$ 11,020

	Total Offering Amounts					$ 800,000,000		$ 103,320 (10)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$ 103,320

(1)
The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form
S-3
under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $800,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency.

(2)
This registration statement also covers an indeterminate number of debt securities, preferred stock, common stock, depositary shares, warrants, purchase contracts and units of the registrant that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrant or affiliates of the registrant.

(3)
The debt securities issued hereunder may include senior debt securities, subordinated debt securities and junior subordinated debt securities. Includes debt securities issuable upon conversion of securities registered hereunder to the extent any such securities are, by their terms, convertible into debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(4)
Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(5)
Includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(6)
Includes depositary shares evidenced by depositary receipts issuable if the registrant elects to offer fractional interests in senior debt securities, subordinated debt securities, junior subordinated debt securities or shares of common stock or preferred stock registered hereby, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(7)
Warrants may represent rights to purchase senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder.

(8)
Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder.

(9)
Each unit may consist of one or more of the securities being registered hereunder or debt obligations of third parties, including U.S. Treasury securities, in any combination. Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(10)
Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $100,000,000 in aggregate offering price of unsold securities of Equitable Holdings, Inc. (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-268815), which became effective on December 22, 2022 (the “Prior Registration Statement”). A registration fee of $11,020 was previously calculated pursuant to Rule 457(o) and paid in respect of the Unsold Securities that will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6). Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. In connection with the $700,000,000 maximum aggregate offering price of new securities being registered hereunder, a registration fee of $103,320 is being paid herewith.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing \Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	—	—	—		—						—
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate \Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—